Exhibit 99.1

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO U.S. PERSONS

ASX Announcement

10 May 2021

Update on Curragh Fatality

Coronado Global Resources Inc. (ASX: CRN and “the Company”) advises that legal charges have been issued in the Emerald Magistrate’s Court against its subsidiary Coronado Curragh Pty Ltd (“CCPL”), the operator of the Curragh Mine, and one of its employees in relation to the death of Mr Donald Rabbitt in an incident at the Curragh mine in January 2020 (see the earlier announcements1).

The safety of our people is our most important priority and we are committed to working hard every day to create an injury free workplace. We acknowledge the significant impact this incident has had on Donald’s family and loved ones and we again express our deepest sympathies to Donald’s family and co-workers.

CCPL is reviewing the charges, however, as these matters are before the Court, it is not appropriate for us to comment further at this time.

This announcement was authorised to be given to the ASX by the Disclosure Committee of Coronado Global Resources Inc.

– Ends –

For further information please contact:

Investors Matthew Sullivan P: +61(0) 412 157 276 E: msullivan@coronadoglobal.com.au	Media Brett Clegg P: +61 (0) 487 436 985

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO U.S. PERSONS

1 Refer to earlier announcements including on Incident at Curragh Mine dated 13 January 2020; Update on Incident at Curragh Mine dated 16 January 2020 and Full Operations Resume at Curragh dated 14 February 2020.

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au